Exhibit 99.1

ClearSign Combustion Corporation

Announces First Quarter 2018 Results

Hosting Call on May 23rd at 4:30pm ET

SEATTLE, May 11, 2018 – ClearSign Combustion Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), an emerging leader in industrial combustion technologies that reduce emissions and improve efficiency, today announced its results for the first quarter ended March 31, 2018.

“We remain focused on providing cost-effective combustion solutions that dramatically reduce emissions in our target verticals,” said Steve Pirnat, Chairman and CEO of ClearSign. “This quarter, we delivered another industry first by achieving NOX emissions roughly 50% below industry standards in a challenging waste gas application. We believe that this is a breakthrough and should not go unnoticed. Additionally, we believe that our completion of a multi-unit enclosed ground flares project has created an entirely new vertical for the industry and we believe that ClearSign is ideally positioned to dominate it.”

Strategic and operational highlights during and subsequent to the first-quarter included:

•	Successfully Completed a Follow-On Project for a Once Thru Steam Generator (OTSG) system on a complex Waste Gas Application- The retrofitted unit achieved initial field testing results with average NOx emissions of 2.2 ppm, significantly below the current regulatory standard of 5 ppm.

•	Completed the Company’s First Enclosed Ground Flare Project- ClearSign announced the completion, customer acceptance and issuance of payment for the final phase of a multiphase $1.1 million project. This project successfully retrofitted Duplex™ technology into enclosed ground flares for a major California oil producer. The Company believes this will be a meaningful new vertical for its technology.

•	Continued Progress With Super Major: ClearSign continues to work closely with Exxon in a development and deployment of our Duplex technology. After the previously announced success of the joint testing at ClearSign’s headquarters in Seattle, we have moved to regular ongoing technical meetings to discuss further deployment of our technology at one location within ExxonMobil’s US refinery and petrochemical operations

•	Progress and Expansion of Opportunities in China: ClearSign is working with a large state-owned enterprise (SOE) to install and demonstrate ClearSign's innovative Duplex™ technology in one of its boilers. The Company continues to work with the customer on multiple options to demonstrate the Duplex technology and satisfy the testing requirements as soon as practical. Additionally, the Company engaged in advanced discussions with additional customers in China in the refinery and petrochemical industries.

•	Closed $12.94 M public offering of common stock – We announced the closing of an underwritten public offering of 5,750,000 shares of common stock at a price of $2.25 per share.

•	Appointed Susanne Meline to the Board Of Directors- In accordance with the Company's bylaws, ClearSign increased the number of directors from four to five and appointed Ms. Meline to fill the vacancy. Ms. Meline accepted the position on February 9, 2018.

Revenues from our Duplex technology in the first quarter of 2018 were $530,000 compared to revenues of $360,000 in the same quarter of 2017. These were the results of delivering retrofits in the flare, refinery, and enhanced oil recovery segments. The net loss for the first quarter was $2.3 million compared to $2.4 million a year ago primarily due to a decrease in general and administrative costs.

Cash and cash equivalents totaled $11.2 million as of March 31, 2018, with no long-term debt outstanding.

On February 27, 2018, we received approximately $11.9 million in net cash proceeds from the closing of the offering of our common stock.

Shares outstanding at March 31, 2018 total 23,361,353.

First Quarter 2018 Conference Call to Occur on May 23, 2018

ClearSign invites you to a conference call discussing the Company’s First Quarter on Wednesday, May 23, 2018 at 4:30 PM Eastern Time. To listen to the conference call, you should dial 1-866-372-4653 (international: +1-412-902-4217) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call.  To listen by webcast use this link: https://www.webcaster4.com/Webcast/Page/987/25668 or visit ClearSign's Investor Relations page. If you wish to listen to a replay of the conference call, you may dial 1-877-344-7529 (international: +1-412-317-0088) and enter conference ID 10119962. The replay will be available for 7 days after the conference call.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™, Duplex Plug & Play™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors identified in our Annual Report on Form 10-K filed with the Securities & Exchange Commission and available at www.sec.gov and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Three Part Advisors, LLC for ClearSign

+1 817-310-8776

mselinger@threepa.com

Media:

Sylvester Palacios, Jr.

Pierpont Communications for ClearSign

+1 512-448-4950

spalacios@piercom.com

ClearSign Combustion Corporation
Statements of Operations
(unaudited)

	For the Three Months Ended March 31,
	2018	2017
Sales	$530,000	$360,000
Cost of goods sold	395,000	251,000
Gross profit	135,000	109,000
Operating expenses:
Research and development	1,134,000	1,174,000
General and administrative	1,279,000	1,328,000
Total operating expenses	2,413,000	2,502,000
Loss from operations	(2,278,000)	(2,393,000)
Interest income, net	-	14,000
Net loss	$(2,278,000)	$(2,379,000)
Net Loss per share	$(0.13)	$(0.16)

Balance Sheets
(unaudited)

	March 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$11,202,000	$1,247,000
Accounts receivable	344,000	-
Contract assets	39,000	184,000
Prepaid expenses and other assets	487,000	366,000
Total current assets	12,072,000	1,797,000

Fixed assets, net, and other assets	451,000	508,000
Patents and other intangible assets, net	1,903,000	1,856,000

Total Assets	$14,426,000	$4,161,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,147,000	$768,000
Current portion of lease liabilities	161,000	159,000
Accrued compensation and taxes	828,000	607,000
Contract liabilities	-	-
Total current liabilities	2,136,000	1,534,000
Long Term Liabilities:
Long term lease liabilities	154,000	195,000
Total liabilities	2,290,000	1,729,000

Stockholders' Equity:
Common stock, $0.0001 par value, 21,361,353 and 15,608,353 shares issued and
outstanding at March 31, 2018 and December 31, 2017, respectively	2,000	2,000
Additional paid-in capital	64,423,000	52,441,000
Accumulated deficit	(52,289,000)	(50,011,000)
Total stockholders' equity	12,136,000	2,432,000

Total Liabilities and Stockholders' Equity	$14,426,000	$4,161,000